     As filed with the Securities and Exchange Commission on July 28, 2000

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. DC 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            LIFELINE SYSTEMS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

         Massachusetts                                       04-2537528
(State or Other Jurisdiction of                        (I.R.S. Employer
 Incorporation or Organization)                        Identification Number)

111 Lawrence Street, Framingham, Massachusetts                 01702
(Address of Principal Executive Offices)                     (Zip Code)

                        2000 EMPLOYEE STOCK OPTION PLAN
                       2000 EMPLOYEE STOCK PURCHASE PLAN
                           2000 STOCK INCENTIVE PLAN
                           (Full Title of the Plans)

                               RONALD FEINSTEIN
                     President and Chief Executive Officer
                            LIFELINE SYSTEMS, INC.
                              111 Lawrence Street
                           Framingham, MA 01702-8156
                    (Name and Address of Agent for Service)

                                (508) 988-1000
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE
================================================================================
  Title Of                            Proposed        Proposed
 Securities         Amount            Maximum         Maximum       Amount Of
    To Be            To Be         Offering Price    Aggregate     Registration
 Registered        Registered (1)  Per Share (2)   Offering Price      Fee
--------------------------------------------------------------------------------
2000 Employee       150,000 shares   $14.63 (2)   $ 2,194,500 (2)    $  579.35
 Stock Option
     Plan
Common Stock,
 $.02 par value
--------------------------------------------------------------------------------
2000 Employee       200,000 shares   $12.44 (3)   $ 2,488,000 (3)    $  656.83
 Stock Purchase
    Plan
Common Stock,
 $.02 par value
--------------------------------------------------------------------------------
2000 Stock        1,000,000 shares   $14.63 (2)   $14,630,000 (2)    $3,862.32
 Incentive Plan
Common Stock,
 $.02 par value
================================================================================

(1) Shares of Common Stock that are not issued under any terminated employee benefit plan of the Company will be issuable under the 2000 Stock Incentive Plan. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions relating to the shares covered by this Registration Statement.

(2) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 25, 2000 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 25, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's (i) 2000 Employee Stock Option Plan;
     (ii) 2000 Employee Stock Purchase Plan; and (iii) 2000 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

             (1)  The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

             (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

             (3) The description of the common stock of the Registrant, $.02 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities

     Not applicable.

     Item 5. Interests of Named Experts and Counsel

     Jeffrey A. Stein, a senior partner of the law firm of Hale and Dorr LLP, counsel to the Company, is the Clerk of the Company. The legality of the Common Stock being offered hereby will be passed for the Registrant by Hale and Dorr LLP, Boston, Massachusetts.

     Item 6. Indemnification of Directors and Officers

     Article 6 of the Company's Articles of Organization provides that a director of the Company shall not be personally liable to either the Company or the Company's stockholders for monetary damages resulting from a breach of fiduciary duty as a director, to the fullest extent permitted by Chapter 156B of the General Laws of Massachusetts (the "Massachusetts Business Corporation Law"). The Massachusetts Business Corporation Law prohibits the elimination or limitation of directors' liability for any of the following:

     (a) Breaches of the director's duty of loyalty to the Company or its stockholders;

     (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (c) Acts covered by Sections 61 or 62 of the Massachusetts Business Corporation Law (which relate generally to the liability of directors for authorizing distributions to stockholders at a time when the Company is insolvent or bankrupt and the liability of directors for approving loans to officers or directors of the Company which are not repaid and which were not approved or ratified by a majority of disinterested directors or stockholders); and

     (d) Transactions from which the director derived an improper personal benefit.

     The Massachusetts Business Corporation Law authorizes Massachusetts corporations to indemnify directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in the best interests of the corporation. The Massachusetts Business Corporation Law also provides that directors and officers are entitled to contribution from other directors who voted for or participated in an action upon which a successful claim was based if the other directors did not perform their duties in connection with the matter upon which the claim was based.

     Under Article 5 of the By-Laws of the Company, the Company will indemnify, to the fullest extent permitted by the Massachusetts Business Corporation Law, each person who serves or has served as an officer or director of the Company or in any capacity with respect to any employee benefit plan of the Company against all liabilities and expenses (including judgments, fines, penalties, amounts paid in settlement and reasonable attorneys fees) arising out of the defense or disposition of any threatened or actual action, suit or proceedings, whether civil or criminal, in which he may be a defendant or otherwise may be involved by reason of his service as a director or officer of the Company or as a fiduciary of any such employee benefit plan. However, the Company shall provide no indemnification if the person seeking indemnification has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Company or, if applicable, the best interests of the participants in or beneficiaries of the Company's employee benefit plans.

     The indemnification provisions of the By-Laws permit the Company to indemnify directors and officers against claims resulting from suits against such persons by or in the right of the Company (hereinafter referred to as "derivative actions"), provided that such person is determined to have acted in good faith in the reasonable belief that his action was in the best interest of the Company. It is possible that a court will determine that the provision relating to the indemnification for amounts paid on account of derivative actions is against public policy and is therefore unenforceable.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company maintains on behalf of its directors and officers insurance protection against certain liabilities arising out of the discharge of their duties. The Company also maintains insurance covering the Company against indemnification payments to its directors and officers for certain liabilities. However, to the extent such coverage is inadequate to cover claims against directors or officers, the Company may be required pursuant to the By-Laws to reimburse the directors or officers for the uninsured portion of such claims. In such an event, the Company's indemnification obligations to its directors and officers could have a material negative impact on the Company's financial condition and on stockholder equity.

     Item 7. Exemption from Registration Claimed

     Not applicable.

     Item 8. Exhibits

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. Undertakings

     1.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 12 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on this 28th day of July, 2000.

                                        Lifeline Systems, Inc.

                                        By: /s/ Ronald Feinstein
                                            -----------------------------------
                                            Ronald Feinstein,
                                            President and Chief Executive
                                            Officer

                               POWER OF ATTORNEY

     We, the undersigned officers of Lifeline Systems, Inc. hereby severally constitute Ronald Feinstein, L. Dennis Shapiro and Jeffrey A. Stein, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Lifeline Systems, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                       President, Chief Executive Officer and
/s/ Ronald Feinstein                   Director (Principal Executive Officer)
--------------------------------
Ronald Feinstein

                                       Senior Vice President, Finance and Chief
/s/ Dennis M. Hurley                   Financial Officer (Principal Financial
--------------------------------       and Accounting Officer)
Dennis M. Hurley


________________________________       Director
Susan S. Bailis

/s/ Everett N. Baldwin                 Director
--------------------------------
Everett N. Baldwin

/s/ Joseph E. Kasputys                 Director
--------------------------------
Joseph E. Kasputys, Ph.D.

/s/ Carolyn C. Roberts                 Director
--------------------------------
Carolyn C. Roberts

/s/ L. Dennis Shapiro                  Director, Chairman of the Board
--------------------------------
L. Dennis Shapiro

________________________________       Director
Gordon C. Vineyard, M.D.

                                 EXHIBIT INDEX

     The following designated exhibits, as indicated below, have been filed herewith, will be filed by amendment or have heretofore been filed with the Commission under the Securities Act or the Exchange Act and are referred to and incorporated herein by reference to such filings.

Exhibit
Number                             Description
------                             -----------

3.1*      Articles of Organization of Lifeline Systems, Inc., as amended
3.2*      Articles of Amendment of Lifeline Systems, Inc.
3.3*      Restated By-Laws of Lifeline Systems, Inc.
4.1*      Specimen Stock Certificate
4.2*      Shareholder Rights Plan dated July 24, 1998
4.3*      Amendment Number 1 to Shareholder Rights Plan dated October 18, 1998
5.1       Opinion of Hale and Dorr LLP
23.1      Consent of PricewaterhouseCoopers LLP
23.2      Consent of Hale and Dorr LLP (included in Exhibit 5.1)
24.1      Power of Attorney (included on page II-6)

____________________________________________
*  Incorporated herein by reference